Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter Ended June 30, 2018 Earnings
Houston, Texas — August 6, 2018 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial results for the quarter ended June 30, 2018 and provided an operational update.
Recent Highlights:

•
Produced 79.4 thousand barrels of oil equivalent per day ("MBoepd") in the second quarter of 2018, representing an increase of 28% over the second quarter of 2017. Expect third quarter of 2018 production to range between 85.0 to 88.0 MBoepd, which accounts for divestitures closing during the third quarter.

•
Increased full year 2018 production guidance 4%, including the impact from divestitures. Additionally, increased 2018 exit rate 10% and 2019 exit rate 6% from last guidance, including the impact from divestitures. Additional details provided in the Financial and Operational Update and Outlook below.

•
Completed and placed on production 37 gross (27.8 net) operated wells, including 35 gross (25.8 net) operated wells in the Williston Basin and 2 gross (2.0 net) operated wells in the Delaware Basin, in the second quarter of 2018. The Company now expects to complete approximately 110 gross operated wells in 2018 in the Williston Basin and 6 to 8 gross operated wells in the Delaware Basin.

•	Oil differentials improved to $2.42 off of NYMEX West Texas Intermediate crude oil index price (“NYMEX WTI”) in the second quarter of 2018, an approximate 34% decrease from the second quarter of 2017.

•	Lease operating expenses ("LOE") per barrels of oil equivalent ("Boe") decreased over 23% to $6.11 per Boe in the second quarter of 2018 compared to $7.92 per Boe in the second quarter of 2017.

•
Entered into or closed numerous agreements to sell non-core assets since December 2017 for total proceeds of $360 million, which represent approximately 5.0 MBoepd of net production and approximately 80,000 net acres.

•
Delivered net cash provided by operating activities of $303.7 million and Adjusted EBITDA of $241.2 million for the second quarter of 2018. For a definition of Adjusted EBITDA and reconciliations of Adjusted EBITDA to net income (loss) including non-controlling interests and net cash provided by operating activities, see “Non-GAAP Financial Measures” below.

“Oasis delivered another strong quarter and has taken steps to position itself for an impressive exit to 2018,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “Our full field development activities in the Williston are on plan, and we are expanding outside of Wild Basin with impressive results. The team executed on a program to divest non-core assets which improved the balance sheet and allowed us to capture incremental value by drilling our core inventory in the Williston Basin, as evidenced by our increased guidance across the board. The measured approach to our Delaware operational plan has played out as expected, and well results are exceeding expectations. With assets focused on two of the best oil basins in the US, a team with a proven operating track record, and exceptional realizations in the Williston Basin, Oasis expects to be free cash flow positive on its E&P business in 2018 and in 2019.”
Financial and Operational Update and Outlook

•
Delivered production during the second quarter of 2018 of 79.4 MBoepd with an oil cut of 76%. Production trended towards the top end of the guided range and oil cut was in-line with the first quarter of 2018 and with guidance provided in May 2018.

•
Increased full year 2018 production guidance to 83.0 to 84.5 MBoepd, representing a 4% increase at the midpoint from previous guidance of 79.0 to 82.0 MBoepd, which has been adjusted to reflect the full year impact from divestitures of approximately 2.0 MBoepd. The Company is forecasting oil cut to range between 75 to 76% during the full year of 2018.

•
Expect fourth quarter 2018 production to range between 91.0 to 94.0 MBoepd, which at the midpoint, is 10% higher than prior guidance adjusted for divestitures. Production exiting 2019 is projected to increase approximately 15% above the 2018 exit rate, which is 6% higher than prior guidance adjusted for divestitures. Oasis is forecasting an oil cut of 74% for 2019.

•	Grew Delaware production during the second quarter of 2018 to 4.2 MBoepd and increased fourth quarter 2018 guidance by 20% from 5.0 MBoepd up to 6.0 MBoepd.

•
Oasis has increased 2018 CapEx by approximately $80 million focused on the Williston Basin, as infrastructure in the Williston Basin is yielding attractive realized oil and gas pricing. With approximately 95% of the Company’s volumes produced from the Williston Basin during the second quarter of 2018, Oasis is well positioned to capture value during a period of tightness in takeaway capacity in the Delaware Basin.

•
Oasis announced capacity of 10,000 barrels of oil per day on the Gray Oak Pipeline system. The Gray Oak Pipeline will provide crude oil transportation from West Texas to destinations in the Corpus Christi and Sweeny/Freeport markets. The Company continues to have a prudent development program in the Delaware Basin that is sculpted to deliver increased growth once long haul oil pipe is constructed and in-service.

Operating Guidance Update
The following table presents actual results for the second quarter of 2018 as well as updated full year 2018 guidance for certain operating data:

Metric	2Q 2018 Actual	Prior Full Year Guidance	Updated Full Year Guidance
Differential to NYMEX WTI ($ per Bbl)	$2.42	$1.50 - $2.00	$1.50 - $2.50
LOE ($ per Boe)	$6.11	$6.50 - $7.50	$6.00 - $7.00
Marketing, transportation and gathering expenses (“MT&G”) ($ per Boe)(1)	$3.19	$2.75 - $3.00	$2.75 - $3.25
Production taxes (% of oil & gas revenue)	8.6%	8.2% - 8.5%	8.5% - 8.7%
General and administrative expenses (“G&A”) ($ in millions)	$28.2	$105.0 - $115.0	$105.0 - $115.0
CapEx ($ in millions)
E&P CapEx(2)		$815.0 - $855.0	$900.0 - $930.0
OMS and OWS CapEx(3)		$290.0 - $305.0	$290.0 - $305.0
Other CapEx		$40.0	$40.0
___________________

(1)	Excludes non-cash valuation charges on pipeline imbalances.

(2)	Updated guidance incorporates increased completions in Williston Basin funded by divestitures. Increased activity reflected in increased production expectations for 2018 and 2019.

(3)
Prior guidance for OMS and OWS CapEx incorporates Oasis Midstream Partners LP’s (“OMP”) update provided on June 18, 2018 to fund third-party growth opportunities and Oasis volume growth. Full year CapEx guidance includes $100.5 to $108.0 million attributable to OMP. See OMP press release issued on August 6, 2018 for more detail.

Oasis Midstream Update
Oasis continues to create shareholder value for both its and OMP investors. Oasis owns approximately 69% of OMP and 90% of OMP GP LLC (“OMP GP”), the general partner of OMP. Because Oasis has internally controlled infrastructure through OMP, the Company has numerous competitive advantages in the Williston Basin, which is being highlighted in the current tight gas processing market in North Dakota. OMP is constructing a 200 MMscfpd gas plant in Wild Basin, which remains scheduled to be online in November 2018. This incremental processing capacity is expected to provide Oasis flow assurance for its highly prolific wells in Wild Basin and has allowed OMP to contract third-party volumes as well. OMP provided updated guidance around these and other opportunities in June 2018. OMP announced today that it has updated expected EBITDA in 2018 from $61 to $65 million to $64 to $68 million and in 2019 from $94 to 97 million to $102 to $108 million. OMP expects to organically grow cash distributions per unit by 20% past 2021, which is an extended runway from prior guidance. This growth drives value to Oasis through its ownership stake in both OMP and OMP GP, which owns 100% of OMP’s incentive distribution rights.

Operational and Financial Update
The following table presents select operational and financial data for the periods presented:

	Quarter Ended:
	6/30/2018	3/31/2018	6/30/2017
Production data:
Oil (Bopd)	60,632	58,713	47,795
Natural gas (MMcfpd)	112,830	108,635	84,890
Total production (Boepd)	79,437	76,819	61,943
Percent Oil	76.3%	76.4%	77.2%
Average sales prices:
Oil, without derivative settlements ($ per Bbl)	$65.47	$61.20	$44.61
Differential to NYMEX WTI ($ per Bbl)	2.42	1.67	3.68
Oil, with derivative settlements ($ per Bbl)(1)(2)	54.53	54.18	44.35
Oil derivative settlements - net cash payments ($ in millions)(2)	(60.4)	(37.1)	(1.1)
Natural gas, without derivative settlements ($ per Mcf)(3)	3.38	4.12	3.19
Natural gas, with derivative settlements ($ per Mcf)(1)(2)(3)	3.43	4.13	3.21
Natural gas derivative settlements - net cash receipts ($ in millions)(2)	0.5	0.1	0.2
Selected financial data ($ in millions):
Revenues:
Oil revenues	$361.3	$323.4	$194.0
Natural gas revenues	34.7	40.3	24.6
Purchased oil and gas sales	57.6	18.0	8.1
Midstream revenues	29.3	27.9	15.6
Well services revenues	18.5	11.6	11.8
Total revenues	$501.4	$421.2	$254.1
Net cash provided by operating activities	303.7	228.4	102.1
Adjusted EBITDA	241.2	232.9	141.3
Select operating expenses:
LOE	$44.1	$44.8	$44.7
Midstream operating expenses	7.7	8.0	3.3
Well services operating expenses(4)	13.6	7.4	9.0
MT&G(5)	23.1	20.8	12.2
Non-cash valuation charges	(0.2)	0.2	(0.2)
Purchased oil and gas expenses	57.2	18.0	8.0
Production taxes	34.0	31.0	19.0
Depreciation, depletion and amortization (“DD&A”)	153.6	149.3	125.3
Total select operating expenses	$333.1	$279.5	$221.3
Select operating expenses data:
LOE ($ per Boe)	$6.11	$6.48	$7.92
MT&G ($ per Boe)(5)	3.19	3.01	2.14
DD&A ($ per Boe)	21.24	21.59	22.23
E&P G&A ($ per Boe)	3.25	3.40	3.52
Production taxes (% of oil and gas revenue)	8.6%	8.5%	8.7%
___________________

(1)	Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes.

(2)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(3)	Natural gas prices include the value for natural gas and natural gas liquids.

(4)
For the three and six months ended June 30, 2017, well services operating expenses have been adjusted to include $0.9 million and $1.6 million, respectively, for certain well services direct field labor compensation expenses which were previously recognized in general and administrative expenses on the Company’s Condensed Consolidated Statements of Operations.

(5)	Excludes non-cash valuation charges on pipeline imbalances.
G&A totaled $28.2 million in the second quarter of 2018, $22.6 million in the second quarter of 2017 and $27.9 million in the first quarter of 2018. Amortization of equity-based compensation, which is included in G&A, was $7.4 million, or $1.02 per Boe, in the second quarter of 2018 as compared to $7.1 million, or $1.26 per Boe, in the second quarter of 2017 and $6.8 million, or $0.98 per Boe, in the first quarter of 2018. G&A for the Company’s E&P segment totaled $23.5 million in the second quarter of 2018, $19.8 million in the second quarter of 2017 and $23.5 million in the first quarter of 2018.
Impairment loss totaled $384.1 million in the second quarter of 2018 primarily due to an impairment loss of $383.4 million associated with the assets held for sale for the Foreman Butte Divestiture to adjust the carrying value to the estimated fair value less selling costs. Impairment loss totaled $3.2 million in the second quarter of 2017 and $0.1 million in the first quarter of 2018.
Interest expense was $40.9 million for the second quarter of 2018 as compared to $36.8 million for the second quarter of 2017 and $37.1 million for the first quarter of 2018. Capitalized interest totaled $4.2 million for the second quarter of 2018, $2.8 million for the second quarter of 2017 and $4.5 million for the first quarter of 2018. Cash Interest totaled $40.5 million for the second quarter of 2018, $35.5 million for the second quarter of 2017 and $37.2 million for the first quarter of 2018. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.
For the three months ended June 30, 2018, the Company recorded an income tax benefit of $101.0 million, resulting in a 24.2% effective tax rate as a percentage of its pre-tax loss for the quarter. The Company recorded an income tax expense of $0.8 million, resulting in an 18.2% effective tax rate as a percentage of its pre-tax income for the three months ended March 31, 2018.
For the second quarter of 2018, the Company reported net loss of $320.2 million, or $1.02 per diluted share, as compared to a net income of $16.6 million, or $0.07 per diluted share, for the second quarter of 2017. Excluding certain non-cash items and their tax effect, Adjusted Net Income Attributable to Oasis (non-GAAP) was $31.2 million, or $0.10 per diluted share, in the second quarter of 2018, as compared to Adjusted Net Loss Attributable to Oasis of $11.2 million, or $0.05 per diluted share, in the second quarter of 2017. For a definition of Adjusted Net Income (Loss) Attributable to Oasis and a reconciliation of net income (loss) attributable to Oasis to Adjusted Net Income (Loss) Attributable to Oasis, see “Non-GAAP Financial Measures” below. Adjusted EBITDA for the second quarter of 2018 was $241.2 million, as compared to Adjusted EBITDA of $141.3 million for the second quarter of 2017. For a definition of Adjusted EBITDA and a reconciliation of net income (loss) including non-controlling interests and net cash provided by (used in) operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.

Capital Expenditures
The following table depicts the Company’s total CapEx by category:

	1Q 2018	2Q 2018	YTD - 2Q 2018
	(In millions)
CapEx:
E&P	$176.9	$280.0	$456.9
Well services	4.3	0.9	5.2
Other(1)	6.3	5.4	11.7
Total CapEx before acquisitions and midstream	187.5	286.3	473.8
Midstream(2)	88.8	68.6	157.4
Total CapEx before acquisitions	276.3	354.9	631.2
Acquisitions	890.9	3.6	894.5
Total CapEx(2)	$1,167.2	$358.5	$1,525.7
___________________

(1)	Other CapEx includes such items as administrative capital and capitalized interest.

(2)	Midstream CapEx attributable to OMP was $19.1 million and $68.6 million for the three and six months ended June 30, 2018, respectively.

(3)
Total CapEx reflected in the table above differs from the amounts for capital expenditures and acquisitions shown in the statements of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for CapEx, while the amounts presented in the statements of cash flows is presented on a cash basis.

Hedging Activity
The Company’s crude oil contracts will settle monthly based on the average NYMEX WTI for fixed price swaps and two-way and three-way costless collars. The Company’s basis swaps for crude oil will settle monthly based on the fixed basis differential from NYMEX WTI to Intercontinental Exchange, Inc. Brent crude oil index price (“ICE Brent”). The Company’s natural gas contracts will settle monthly based on the average NYMEX Henry Hub natural gas index price (“NYMEX HH”) for fixed price swaps. The Company’s basis swaps for natural gas will settle monthly based on the fixed basis differential from Northern Natural Gas Ventura to NYMEX HH. As of August 6, 2018, the Company had the following outstanding commodity derivative contracts:

	Three Months Ending	Six Months Ending
	June 30, 2018	December 31, 2018	June 30, 2019	December 31, 2019
Crude Oil (Volume in MBblpd)
Fixed Price Swaps
Volume	44.2	41.5	13.0	13.0
Price	$52.50	$53.00	$53.47	$53.47
Collars
Volume	3.0	3.0	2.0	2.0
Floor	$48.67	$48.67	$52.50	$52.50
Ceiling	$53.07	$53.07	$71.25	$71.25
3-Way
Volume	—	—	11.0	9.0
Sub-Floor	$—	$—	$40.91	$40.00
Floor	$—	$—	$51.36	$50.56
Ceiling	$—	$—	$69.29	$67.80
Total Crude Oil Volume	47.2	44.5	26.0	24.0
Basis Swaps
Volume	—	1.0	1.0	—
Price	$—	$(10.50)	$(10.50)	$—
Total Crude Oil Basis Volume	—	1.0	1.0	—

Natural Gas (Volume in MMBtupd)
Fixed Price Swaps
Volume	22,657	35,000	7,475	—
Price	$3.05	$3.02	$2.96	$—
Total Natural Gas Volume	22,657	35,000	7,475	—
Basis Swaps
Volume	—	6,630	10,000	—
Price	$—	$(0.06)	$(0.06)	$—
Total Natural Gas Basis Volume	—	6,630	10,000	—
The June 2018 crude oil derivative contracts settled at a net $21.1 million paid in July 2018 and will be included in the Company’s third quarter 2018 derivative settlements.

Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Tuesday, August 7, 2018
Time:	10:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/26757
Website:	www.oasispetroleum.com
Sell-side analysts wishing to ask a question may use the following dial-in:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	5291635
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Tuesday, August 14, 2018 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10122703
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources in the United States. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2018	December 31, 2017
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$17,072	$16,720
Accounts receivable, net	378,080	363,580
Inventory	23,222	19,367
Prepaid expenses	5,874	7,631
Derivative instruments	—	344
Intangible assets, net	625	—
Other current assets	82	193
Total current assets	424,955	407,835
Property, plant and equipment
Oil and gas properties (successful efforts method)	8,424,834	7,838,955
Other property and equipment	1,024,104	868,746
Less: accumulated depreciation, depletion, amortization and impairment	(2,691,697)	(2,534,215)
Total property, plant and equipment, net	6,757,241	6,173,486
Assets held for sale, net	250,118	—
Derivative instruments	25	9
Long-term inventory	12,505	12,200
Other assets	20,491	21,600
Total assets	$7,465,335	$6,615,130
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$29,988	$13,370
Revenues and production taxes payable	246,215	213,995
Accrued liabilities	320,508	236,480
Accrued interest payable	36,971	38,963
Derivative instruments	194,810	115,716
Advances from joint interest partners	3,983	4,916
Other current liabilities	40	40
Total current liabilities	832,515	623,480
Long-term debt	2,757,481	2,097,606
Deferred income taxes	205,628	305,921
Asset retirement obligations	49,743	48,511
Liabilities held for sale	4,181	—
Derivative instruments	35,007	19,851
Other liabilities	6,529	6,182
Total liabilities	3,891,084	3,101,551
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 450,000,000 shares authorized; 320,010,534 shares issued and 317,985,056 shares outstanding at June 30, 2018 and 270,627,014 shares issued and 269,295,466 shares outstanding at December 31, 2017	3,154	2,668
Treasury stock, at cost: 2,025,478 and 1,331,548 shares at June 30, 2018 and December 31, 2017, respectively	(28,243)	(22,179)
Additional paid-in capital	3,062,861	2,677,217
Retained earnings	398,371	717,985
Oasis share of stockholders’ equity	3,436,143	3,375,691
Non-controlling interests	138,108	137,888
Total stockholders’ equity	3,574,251	3,513,579
Total liabilities and stockholders’ equity	$7,465,335	$6,615,130

Oasis Petroleum Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$395,921	$218,633	$759,592	$455,885
Purchased oil and gas sales	57,578	8,091	75,615	35,722
Midstream revenues	29,342	15,566	57,264	30,172
Well services revenues	18,496	11,801	30,082	17,428
Total revenues	501,337	254,091	922,553	539,207
Operating expenses
Lease operating expenses	44,141	44,665	88,922	88,537
Midstream operating expenses	7,688	3,263	15,673	6,590
Well services operating expenses	13,560	9,010	20,947	13,570
Marketing, transportation and gathering expenses	22,833	12,039	43,846	22,990
Purchased oil and gas expenses	57,165	7,980	75,163	35,982
Production taxes	34,026	18,971	65,026	39,270
Depreciation, depletion and amortization	153,570	125,291	302,835	251,957
Exploration expenses	617	1,667	1,386	3,156
Impairment	384,135	3,200	384,228	5,882
General and administrative expenses	28,230	22,626	56,170	45,802
Total operating expenses	745,965	248,712	1,054,196	513,736
Gain on sale of properties	1,954	—	1,954	—
Operating income (loss)	(242,674)	5,379	(129,689)	25,471
Other income (expense)
Net gain (loss) on derivative instruments	(120,285)	50,532	(191,401)	106,607
Interest expense, net of capitalized interest	(40,910)	(36,838)	(78,056)	(73,159)
Loss on extinguishment of debt	(13,651)	—	(13,651)	—
Other income (expense)	218	(166)	35	(150)
Total other income (expense)	(174,628)	13,528	(283,073)	33,298
Income (loss) before income taxes	(417,302)	18,907	(412,762)	58,769
Income tax benefit (expense)	101,001	(2,339)	100,173	(18,376)
Net income (loss) including non-controlling interests	(316,301)	16,568	(312,589)	40,393
Less: Net income attributable to non-controlling interests	3,903	—	7,025	—
Net income (loss) attributable to Oasis	$(320,204)	$16,568	$(319,614)	$40,393
Earnings (loss) attributable to Oasis per share:
Basic	$(1.02)	$0.07	$(1.06)	$0.17
Diluted	(1.02)	0.07	(1.06)	0.17
Weighted average shares outstanding:
Basic	313,072	233,283	301,652	233,176
Diluted	313,072	234,917	301,652	236,281

Oasis Petroleum Inc.
Selected Financial and Operational Statistics
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating results (in thousands):
Revenues
Oil revenues	$361,255	$194,005	$684,641	$402,599
Natural gas revenues	34,666	24,628	74,951	53,286
Purchased oil and gas sales	57,578	8,091	75,615	35,722
Midstream revenues	29,342	15,566	57,264	30,172
Well services revenues	18,496	11,801	30,082	17,428
Total revenues	$501,337	$254,091	$922,553	$539,207
Production data:
Oil (MBbls)	5,517	4,349	10,802	8,785
Natural gas (MMcf)	10,268	7,725	20,045	15,237
Oil equivalents (MBoe)	7,229	5,637	14,142	11,324
Average daily production (Boe per day)	79,437	61,943	78,135	62,564
Average sales prices:
Oil, without derivative settlements (per Bbl)	$65.47	$44.61	$63.38	$45.83
Oil, with derivative settlements (per Bbl)(1)	54.53	44.35	54.36	44.79
Natural gas, without derivative settlements (per Mcf)(2)	3.38	3.19	3.74	3.50
Natural gas, with derivative settlements (per Mcf)(1)(2)	3.43	3.21	3.77	3.51
Costs and expenses (per Boe of production):
Lease operating expenses	$6.11	$7.92	$6.29	$7.82
MT&G(3)	3.19	2.17	3.10	1.97
Production taxes	4.71	3.37	4.60	3.47
Depreciation, depletion and amortization	21.24	22.23	21.41	22.25
G&A(4)	3.91	4.01	3.97	4.04
E&P G&A	3.25	3.52	3.32	3.53

___________________

(1)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	Natural gas prices include the value for natural gas and natural gas liquids.

(3)	Excludes non-cash valuation charges on pipeline imbalances.

(4)
For the three and six months ended June 30, 2018, well services operating expenses have been adjusted to include $0.9 million and $1.6 million, respectively, for certain well services direct field labor compensation expenses which were previously recognized in general and administrative expenses on the Company’s Condensed Consolidated Statements of Operations.

Oasis Petroleum Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2018	2017
	(In thousands)
Cash flows from operating activities:
Net income (loss) including non-controlling interests	$(312,589)	$40,393
Adjustments to reconcile net income (loss) including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	302,835	251,957
Loss on extinguishment of debt	13,651	—
Gain on sale of properties	(1,954)	—
Impairment	384,228	5,882
Deferred income taxes	(100,293)	18,376
Derivative instruments	191,401	(106,607)
Equity-based compensation expenses	14,130	13,823
Deferred financing costs amortization and other	10,518	8,871
Working capital and other changes:
Change in accounts receivable, net	(5,866)	(13,743)
Change in inventory	(4,721)	(1,007)
Change in prepaid expenses	573	(264)
Change in other current assets	111	280
Change in long-term inventory and other assets	(381)	(8,768)
Change in accounts payable, interest payable and accrued liabilities	40,849	11,158
Change in other current liabilities	—	(10,490)
Change in other liabilities	(476)	—
Net cash provided by operating activities	532,016	209,861
Cash flows from investing activities:
Capital expenditures	(536,959)	(252,461)
Acquisitions	(524,255)	—
Proceeds from sale of properties	2,236	4,000
Derivative settlements	(96,823)	(8,899)
Advances from joint interest partners	(933)	(1,781)
Net cash used in investing activities	(1,156,734)	(259,141)
Cash flows from financing activities:
Proceeds from Revolving Credit Facilities	1,933,000	484,000
Principal payments on Revolving Credit Facilities	(1,265,000)	(429,000)
Repurchase of senior unsecured notes	(423,143)	—
Proceeds from issuance of senior unsecured notes	400,000	—
Deferred financing costs	(6,790)	—
Purchases of treasury stock	(6,064)	(5,451)
Distributions to non-controlling interests	(6,846)	—
Other	(87)	(55)
Net cash provided by financing activities	625,070	49,494
Increase in cash and cash equivalents	352	214
Cash and cash equivalents:
Beginning of period	16,720	11,226
End of period	$17,072	$11,440
Supplemental non-cash transactions:
Change in accrued capital expenditures	$90,040	$19,017
Change in asset retirement obligations	5,407	1,759
Issuance of shares in connection with the Permian Basin Acquisition	371,220	—
Installment notes from acquisition	—	4,875

Non-GAAP Financial Measures
Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands)
Interest expense	$40,910	$36,838	$78,056	$73,159
Capitalized interest	4,227	2,816	8,678	5,636
Amortization of deferred financing costs	(1,937)	(1,709)	(3,698)	(3,399)
Amortization of debt discount	(2,731)	(2,480)	(5,349)	(4,835)
Cash Interest	$40,469	$35,465	$77,687	$70,561

Adjusted EBITDA and Free Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. The Company defines Free Cash Flow as Adjusted EBITDA less Cash Interest and CapEx, excluding capitalized interest. Adjusted EBITDA and Free Cash Flow are not measures of net income (loss) or cash flows as determined by GAAP.
The following table presents reconciliations of the GAAP financial measures of net income (loss) including non-controlling interests and net cash provided by (used in) operating activities to the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands)
Net income (loss) including non-controlling interests	$(316,301)	$16,568	$(312,589)	$40,393
Gain on sale of properties	(1,954)	—	(1,954)	—
Loss on extinguishment of debt	13,651	—	13,651	—
Net (gain) loss on derivative instruments	120,285	(50,532)	191,401	(106,607)
Derivative settlements(1)	(59,849)	(939)	(96,823)	(8,899)
Interest expense, net of capitalized interest	40,910	36,838	78,056	73,159
Depreciation, depletion and amortization	153,570	125,291	302,835	251,957
Impairment	384,135	3,200	384,228	5,882
Exploration expenses	617	1,667	1,386	3,156
Equity-based compensation expenses	7,376	7,115	14,130	13,823
Income tax (benefit) expense	(101,001)	2,339	(100,173)	18,376
Other non-cash adjustments	(226)	(213)	(17)	699
Adjusted EBITDA	241,213	141,334	474,131	291,939
Adjusted EBITDA attributable to non-controlling interests	5,148	—	9,452	—
Adjusted EBITDA attributable to Oasis	236,065	141,334	464,679	291,939
Cash Interest	(40,469)	(35,465)	(77,687)	(70,561)
Capital expenditures(2)	(358,534)	(172,975)	(1,525,762)	(282,770)
Capitalized interest	4,227	2,816	8,678	5,636
Free Cash Flow	$(158,711)	$(64,290)	$(1,130,092)	$(55,756)

Net cash provided by operating activities	$303,657	$102,062	$532,016	$209,861
Derivative settlements(1)	(59,849)	(939)	(96,823)	(8,899)
Interest expense, net of capitalized interest	40,910	36,838	78,056	73,159
Exploration expenses	617	1,667	1,386	3,156
Deferred financing costs amortization and other	(5,043)	(3,931)	(10,518)	(8,871)
Current tax expense	120	—	120	—
Changes in working capital	(38,973)	5,850	(30,089)	22,834
Other non-cash adjustments	(226)	(213)	(17)	699
Adjusted EBITDA	241,213	141,334	474,131	291,939
Adjusted EBITDA attributable to non-controlling interests	5,148	—	9,452	—
Adjusted EBITDA attributable to Oasis	236,065	141,334	464,679	291,939
Cash Interest	(40,469)	(35,465)	(77,687)	(70,561)
Capital expenditures(2)	(358,534)	(172,975)	(1,525,762)	(282,770)
Capitalized interest	4,227	2,816	8,678	5,636
Free Cash Flow	$(158,711)	$(64,290)	$(1,130,092)	$(55,756)
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
Capital expenditures (including acquisitions) reflected in the table above differ from the amounts shown in the statements of cash flows in our condensed consolidated financial statements because amounts reflected in the table include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis. Acquisitions totaled $3.5 million and $2.2 million for the three months ended June 30, 2018 and 2017, respectively, and $894.5 million and $4.8 million for the six months ended June 30, 2018 and 2017, respectively.

The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes including non-controlling interests to the non-GAAP financial measure of Adjusted EBITDA for our three reportable business segments on a gross basis for the periods presented:

Exploration and Production
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands)
Income (loss) before income taxes including non-controlling interests	$(454,662)	$(3,900)	$(482,847)	$16,836
Gain on sale of properties	(1,954)	—	(1,954)	—
Loss on extinguishment of debt	13,651	—	13,651	—
Net (gain) loss on derivative instruments	120,285	(50,532)	191,401	(106,607)
Derivative settlements(1)	(59,849)	(939)	(96,823)	(8,899)
Interest expense, net of capitalized interest	40,727	36,838	77,611	73,159
Depreciation, depletion and amortization	149,250	122,785	294,454	247,193
Impairment	384,135	3,200	384,228	5,882
Exploration expenses	617	1,667	1,386	3,156
Equity-based compensation expenses	7,012	6,897	13,463	13,395
Other non-cash adjustments	(226)	(213)	(17)	699
Adjusted EBITDA	$198,986	$115,803	$394,553	$244,814
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

Midstream Services
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands)
Income before income taxes including non-controlling interests	$37,815	$23,106	$69,796	$43,867
Interest expense, net of capitalized interest	183	—	445	—
Depreciation, depletion and amortization	6,900	3,753	13,529	7,211
Equity-based compensation expenses	409	365	780	713
Adjusted EBITDA	$45,307	$27,224	$84,550	$51,791

Well Services
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands)
Income (loss) before income taxes including non-controlling interests	$8,051	$1,950	$16,158	$(1,637)
Depreciation, depletion and amortization	3,930	3,057	7,619	6,222
Equity-based compensation expenses	409	338	795	734
Adjusted EBITDA	$12,390	$5,345	$24,572	$5,319
Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) Attributable to Oasis as net income (loss) after adjusting first for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items, (2) the impact of net income attributable to non-controlling interests and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) Attributable to Oasis is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share as Adjusted Net Income (Loss) Attributable to Oasis divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) attributable to Oasis to the non-GAAP financial measure of Adjusted Net Income (Loss) Attributable to Oasis and the GAAP financial measure of diluted earnings (loss) attributable to Oasis per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands, except per share data)
Net income (loss) attributable to Oasis	$(320,204)	$16,568	$(319,614)	$40,393
Gain on sale of properties	(1,954)	—	(1,954)	—
Loss on extinguishment of debt	13,651	—	13,651	—
Net (gain) loss on derivative instruments	120,285	(50,532)	191,401	(106,607)
Derivative settlements(1)	(59,849)	(939)	(96,823)	(8,899)
Impairment	384,135	3,200	384,228	5,882
Amortization of deferred financing costs	1,937	1,709	3,698	3,399
Amortization of debt discount	2,731	2,480	5,349	4,835
Other non-cash adjustments	(226)	(213)	(17)	699
Tax impact(2)	(109,356)	16,575	(118,571)	37,679
Adjusted Net Income (Loss) Attributable to Oasis	$31,150	$(11,152)	$61,348	$(22,619)

Diluted earnings (loss) attributable to Oasis per share	$(1.02)	$0.07	$(1.06)	$0.20
Gain on sale of properties	(0.01)	—	(0.01)	—
Loss on extinguishment of debt	0.04	—	0.04	—
Net (gain) loss on derivative instruments	0.38	(0.22)	0.63	(0.46)
Derivative settlements(1)	(0.19)	—	(0.32)	(0.04)
Impairment	1.23	0.01	1.26	0.03
Amortization of deferred financing costs	0.01	0.01	0.01	0.01
Amortization of debt discount	0.01	0.01	0.02	0.02
Other non-cash adjustments	—	—	—	—
Tax impact(2)	(0.35)	0.07	(0.37)	0.16
Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share	$0.10	$(0.05)	$0.20	$(0.08)

Diluted weighted average shares outstanding(3)	315,664	233,283	304,859	233,176

Effective tax rate applicable to adjustment items	23.7%	37.4%	23.7%	37.4%
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.

(3)
No unvested stock awards were included in computing Adjusted Diluted Loss Attributable to Oasis Per Share for the three and six months ended June 30, 2017 because the effect was anti-dilutive due to Adjusted Net Loss. For the three and six months ended June 30, 2018, the Company included 2,592,000 and 3,207,000 of unvested stock awards in computing Adjusted Diluted Income Attributable to Oasis Per Share for the three and six months ended June 30, 2018, respectively, due to the dilutive effect under the treasury stock method.